Exhibit 99.1

Imperial Holdings, Inc. Secures $110 Million Credit Facility

Provides for premiums payments on 159 life insurance policies

All outstanding Senior Secured Notes redeemed

BOCA RATON, Fla., July 16, 2015 — Imperial Holdings, Inc. (NYSE: IFT) (“Imperial”) announced today that one of its affiliates has obtained a seven-year, $110 million credit facility, secured by a portfolio of 159 of Imperial’s life insurance policies having an aggregate face value of $608 million. Borrowings under the credit facility will bear interest at a floating rate, initially set at 5.5%, with a lender participation of 5% of the policy proceeds during the term of the loan.

Antony Mitchell, Chief Executive Officer of Imperial, commented: “This transaction accomplishes several important goals. First, by redeeming all $50 million of our 12.875% senior secured notes, we will reduce our cost of capital. Second, by securing sufficient capital to make premium payments, we have locked in the value of nearly our entire balance sheet. Third, we expect the credit facility to provide Imperial with meaningful cash flows in the near term and increased cash flows over time. Finally, we anticipate that the credit facility will allow Imperial to make opportunistic investments in life settlements.”

For more information on the credit facility, investors are encouraged to read Imperial’s Form 8-K filed today with the Securities and Exchange Commission.

About Imperial Holdings, Inc.

Imperial is a leading specialty finance company that provides customized liquidity solutions to owners of illiquid financial assets. More information about Imperial can be found at www.imperial.com.

Safe Harbor Statement

This press release may contain certain “forward-looking statements” relating to the business of Imperial Holdings, Inc. and its subsidiary companies. All statements, other than statements of historical fact included herein are

“forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, and involve known and unknown risks and uncertainties. Although Imperial believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Imperial does not assume a duty to update these forward-looking statements.

Company Contact:

David Sasso

Imperial Holdings, Inc.

Director- Investor Relations

561.995.4300

IR@imperial.com

www.imperial.com